Exhibit 4.18
EXECUTION COPY

SECOND AMENDMENT TO FOURTH AMENDED
AND RESTATED CREDIT AGREEMENT
Made as of August 31, 2008
Between
4411986 CANADA INC.
as a Borrower
and
OSPREY MEDIA PUBLISHING INC.
as a Borrower
and
EACH OF THE FINANCIAL INSTITUTIONS
FROM TIME TO TIME PARTIES HERETO
as Credit Facility Lenders
and
CANADIAN IMPERIAL BANK OF COMMERCE
as Syndication Agent
and
BANK OF MONTREAL
as Documentation Agent
and
THE BANK OF NOVA SCOTIA
as Administrative Agent

SECOND AMENDMENT TO FOURTH AMENDED
AND RESTATED CREDIT AGREEMENT

TABLE OF CONTENTS

RECITALS	1
SECTION 1 — INTERPRETATION	2
1.1 Definitions	2
SECTION 2 — INCORPORATION INTO CREDIT AGREEMENT	2
SECTION 3 — CONSENT	2
SECTION 4 — ACKNOWLEDGEMENT AND CONFIRMATION	3
4.1 Acknowledgment of Borrowers	3
4.2 Confirmation of Security Documents	3
SECTION 5 — AMENDMENTS TO CREDIT AGREEMENT	3
5.1 Amendments to Credit Agreement	3
SECTION 6 — CONDITIONS PRECEDENT	5
6.1 Conditions to Effectiveness of Second Amendment	5
SECTION 7 — REPRESENTATIONS AND WARRANTIES	6
7.1 Representations and Warranties	6
SECTION 8 — MISCELLANEOUS	7
8.1 No Other Amendments	7
8.2 Reservation of Rights and Remedies	7
8.3 Severability	7
8.4 Parties	8
8.5 Further Assurances	8
8.6 Document	8
8.7 Governing Law	8
8.8 Submission to Jurisdiction	8
8.9 Counterparts	8

(i)

SECOND AMENDMENT TO FOURTH AMENDED
AND RESTATED CREDIT AGREEMENT
This Second Amendment to Fourth Amended and Restated Credit Agreement (this “Second Amendment”) amends the Credit Agreement (as defined below) and is made as of August 31, 2008 between
4411986 CANADA INC.
as a Borrower
and
OSPREY MEDIA PUBLISHING INC.
as a Borrower
and
EACH OF THE FINANCIAL INSTITUTIONS
FROM TIME TO TIME PARTIES HERETO
as Credit Facility Lenders
and
CANADIAN IMPERIAL BANK OF COMMERCE
as Syndication Agent
and
BANK OF MONTREAL
as Documentation Agent
and

THE BANK OF NOVA SCOTIA
as Administrative Agent
RECITALS
A. Reference is made to the Fourth Amended and Restated Credit Agreement made as of September 28, 2007 between 4411986 Canada Inc. (“Bidco”), Osprey Media LP (“Osprey LP”) and Osprey Media Income Fund (the “Fund”), as borrowers, the Credit Facility Lenders, Canadian Imperial Bank of Commerce, as Syndication Agent, Bank of Montreal, as Documentation Agent, and the Administrative Agent, as amended by the First Amendment to Fourth Amended and Restated Credit Agreement made as of January 1, 2008 between Bidco, Osprey LP, and Osprey Media Publishing Inc. (“Newco”), as borrowers (the “Existing Borrowers”), the Credit Facility Lenders and the Administrative Agent (the “First Amendment”) (as may be further amended, supplemented, restated, replaced or otherwise modified from time to time, the “Credit Agreement”).
B. The Existing Borrowers have advised the Administrative Agent that they propose to complete the Post-Closing Reorganization contemplated in the First Amendment by (i) effecting the Second Transfer; and (ii) terminating Osprey LP as a borrower under the Credit Agreement upon completion of the Second Transfer.
C. Bidco has advised the Administrative Agent and Lenders that it intends to (i) treat Osprey LP (subject to completion of the Second Transfer) as a non-Material Subsidiary, and (ii) dissolve Osprey LP immediately after completion of the Second Transfer, and wind-up Osprey GP some time in the near future.
D. The Borrowers have requested, and the Administrative Agent and the Majority Lenders have agreed, to amend the Credit Agreement to terminate Osprey LP as a borrower (subject to completion of the Second Transfer), subject to the terms and conditions of this Second Amendment.
FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 — INTERPRETATION
1.1 Definitions
     Capitalized terms used and not otherwise defined herein have the meanings given to them in the Credit Agreement.
SECTION 2 — INCORPORATION INTO CREDIT AGREEMENT
     The Credit Agreement and this Second Amendment shall henceforth be read together and shall have the effect as if all of the provisions of such agreements were contained in one instrument.
SECTION 3 — CONSENT
(1) This Second Amendment gives effect to the consent of the Administrative Agent and the Majority Lenders, pursuant to the First Amendment, to the termination of Osprey LP as a borrower (subject to completion of the Second Transfer) under the Credit Agreement.
(2) This Second Amendment has been approved by the Administrative Agent and the Majority Lenders pursuant to Section 13.15 of the Credit Agreement, and the Majority Lenders have authorized the execution of this Second Amendment by the Administrative Agent, for and on behalf of the Majority Lenders, pursuant to Section 3(1) of the First Amendment, which Second Amendment shall be binding upon all of the Lenders.
SECTION 4 — ACKNOWLEDGEMENT AND CONFIRMATION
4.1 Acknowledgment of Borrowers
(1) Bidco acknowledges, agrees and confirms that (i) it intends to (a) treat Osprey LP (subject to completion of the Second Transfer) as a non-Material Subsidiary in accordance with the exception criteria set out in the definition of Material Subsidiary and (b) dissolve Osprey LP immediately after completion of the Second Transfer and wind-up Osprey GP some time in the near future; and (ii) it will promptly deliver to the Administrative Agent evidence of the dissolution, winding-up or termination, as applicable, of Osprey LP and Osprey GP upon the completion of same.
4.2 Confirmation of Security Documents
(1) Each of Bidco and Newco hereby acknowledges, agrees and confirms that the Security Documents to which it is a party (i) are not released, discharged or otherwise affected by the execution, delivery or performance of this Second Amendment or the consummation of the Post-Closing Reorganization; (ii) remain in full force and effect, enforceable against it in accordance with their terms; and (iii) continue to secure all Obligations under the Credit Agreement and the other Documents, and hereby waives any circumstances which might constitute a legal or equitable discharge or defence of any such Obligations.
SECTION 5 — AMENDMENTS TO CREDIT AGREEMENT
5.1 Amendments to Credit Agreement
     On and after the Effective Date (as defined below), the Credit Agreement is amended as follows:
(1) The definition of “Authorized Signatory” in Section 1.1(25) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:
“Authorized Signatory means, in respect of Bidco and Newco, the Person or Persons authorized by the respective board of directors of Bidco or Newco, as applicable, to sign on each of their behalf.”
(2) The definition of “Limited Partnership Agreement” in Section 1.1(113) of the Credit Agreement is hereby deleted in its entirety and replaced with the words “[Intentionally Deleted]”.
(3) The definition of “Long Term Incentive Plan” in Section 1.1(116) of the Credit Agreement is hereby amended by deleting the words “Osprey LP” in the second line thereof and replacing them with the word “Newco”.

(4) The definition of “Revolving Facility Borrowers” in Section 1.1(169) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:
“Revolving Facility Borrowers means Newco and, as of the Bidco Effective Date, Bidco, and Revolving Facility Borrower means any one of them.”
(5) The definition of “Term Facility Borrowers” in Section 1.1(193) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:
“Term Facility Borrowers means Newco and, as of the Bidco Effective Date, Bidco, and Term Facility Borrower means any one of them.”
(6) Section 1.15 of the Credit Agreement is hereby deleted in its entirety and replaced with the words “[Intentionally Deleted].
(7) Section 6.1(a) of the Credit Agreement is hereby deleted and replaced as follows:
“unconditional and unlimited guarantee of each Material Subsidiary and Nominee, in respect of the Obligations;”
(8) Section 6.1(c) of the Credit Agreement is hereby deleted and replaced as follows:
“debenture of each Material Subsidiary creating a first fixed charge, subject only to Permitted Liens, on all of its owned and leasehold real property together with a related debenture delivery or pledge agreement;”
(9) Section 6.1(e) of the Credit Agreement is hereby deleted and replaced as follows:
“specific assignments of certain contracts by Newco and each Material Subsidiary, acknowledged by all parties to such contracts;”

(10) Section 6.1(h) of the Credit Agreement is hereby deleted and replaced as follows:
“(h) pledge of all of the Securities of Newco and each other Material Subsidiary;”
(11) Section 6.1(i) of the Credit Agreement is hereby deleted and replaced as follows:
“(i) pledge of all of the Securities of Amalco I, Osprey GP and Nominee; and”
(12) Section 6.3 of the Credit Agreement is hereby amended by adding the following immediately after the last line thereof:
“For greater certainty, the Borrowers have opted to treat Amalco I as non-Material Subsidiaries in accordance with the exception criteria set out in the definition of Material Subsidiary.”
(13) Section 8.1(14) of the Credit Agreement is hereby amended by deleting the words “(or in the case of Osprey LP, each of its partners)” from the first line thereof.
(14) Section 9.2(1) of the Credit Agreement is hereby amended by deleting the words “Osprey LP” in the sixth line thereof and replacing them with the word “Newco”.
(15) Section 9.2(15) of the Credit Agreement is hereby amended by deleting the words “or Osprey LP” in the first line thereof.
(16) All references to the words “Osprey Media LP, by its General Partner, Osprey Media GP Inc.” or ”, Osprey Media LP” in the cover page, title page and recitals or signature line of Schedules 1.1(57), 1.1(69), 2.6(1), 2.8(8), 2.10(7), 2.12, 4.6, 4.7 and 14.1(3)(b) of the Credit Agreement, as applicable, are hereby deleted.

SECTION 6 — CONDITIONS PRECEDENT
6.1 Conditions to Effectiveness of Second Amendment
     The provisions of this Second Amendment shall become effective on the date upon which each of the following conditions are satisfied (the “Effective Date”):
(1) Delivery of Documents. The Administrative Agent shall have received on or prior to the Effective Date Sufficient Copies, in form and substance satisfactory to the Administrative Agent, of the following:
(a)	this Second Amendment duly executed by all the parties thereto;

(b)	a pledge amendment executed by Bidco and acknowledged by Newco in favour of the Administrative Agent;

(c)	a confirmation of security executed by Nominee;

(d)	evidence of the dissolution and termination of Osprey LP;

(e)	Certificate, or other evidence satisfactory to the Administrative Agent, of each Borrower and Nominee dated the Effective Date executed by an Authorized Signatory certifying, as applicable:
(i)	the names and the specimen signatures of the Persons authorized to sign this Second Amendment and the other Documents to be executed and delivered by it under this Second Amendment;

(ii)	that its articles of incorporation, amalgamation or continuance, as the case may be, and all other constating documents, delivered to the Administrative Agent, in the case of Bidco, as at September 28, 2007 and, in the case of Newco, as at January 1, 2008, have not been amended, modified or supplemented and are in full force and effect; and

(iii)	its resolution and all other authorizations necessary to authorize the execution and delivery of and the performance by it of its obligations under this Second Amendment and the other Documents to which it is a party and all the transactions contemplated thereby; and
(f)	such other documents as the Administrative Agent may reasonably request on behalf of the Credit Facility Lenders.
(2) Representations Correct. The representations and warranties set forth in the Credit Agreement (as and to the extent amended pursuant to Section 5.1 of this Second Amendment) shall be true and correct on and as of the Effective Date, except to the extent that any such representation or warranty expressly relates to an earlier date.
(3) No Default. No Default or Event of Default shall exist as of the Effective Date, and no Default or Event of Default will occur as a result of the execution and delivery of this Second Amendment or the consummation of the Post-Closing Reorganization.
SECTION 7 — REPRESENTATIONS AND WARRANTIES
7.1 Representations and Warranties
     Each Borrower, with respect to itself and each of its Material Subsidiaries, makes the following representations and warranties to the Administrative Agent and each Credit Facility Lender, all of which shall survive the execution and delivery of this Second Amendment:
(1) Power and Authority. The execution and delivery by the Borrowers and each of the Material Subsidiaries of this Second Amendment, the Security Documents and the other Documents to which it is a party and the performance by the Borrowers and each of the Material Subsidiaries of their respective obligations thereunder, and the consummation of the Post-Closing Reorganization (a) are within their powers, (b) have been duly authorized by all necessary or proper corporate, shareholder or other action, (c) do not conflict with, result in a breach or violation of, or constitute a default under, its constating documents, any unanimous shareholders’ agreement, any Applicable Law or any other document to which it is a party or by which it is bound, (d) do not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by any Material Contract, and (e) do not and will not result in the creation of any Lien, except as set out in the Security Documents, upon any of its assets or properties under any agreement or other document.
(2) Authorization, Execution, Delivery and Binding Effect. Each of this Second Amendment, the Security Documents and the other Documents executed by the Borrowers and the Material Subsidiaries has been or will be at the time required to be executed and delivered under this Second Amendment, duly authorized, executed and delivered and constitutes or will constitute at the time required to be executed and delivered under this Second Amendment, a legal, valid and binding obligation of the Borrowers and the Material Subsidiaries enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally, (b) general principals of equity, including the fact that specific performance and injunctive relief may only be given at the discretion of the courts, and (c) the equitable or statutory powers of the courts to stay proceedings before them and to stay the execution of judgments.
(3) No Approvals Required. (a) Each Borrower and each of its Material Subsidiaries has obtained all material Governmental Approvals which are necessary for the conduct of its business as presently conducted, each of which is in full force and effect, is a good, valid and subsisting approval which has not been surrendered, forfeited or become void or voidable and is unamended, (b) there is no material default under any Governmental Approval, nor are there any proceedings in progress, pending or threatened which may result in the revocation, suspension or material adverse modification of such Governmental Approval, and (c) no further registration, order, permit, filing, consent, authorization, licence, decree or approval of, from or with any Person (including any Governmental Authority) is necessary or advisable in order to ensure the legality, validity, binding effect and enforceability of this Second Amendment, the Security Documents or any other Document or the consummation of the Post-Closing Reorganization.
SECTION 8 — MISCELLANEOUS
8.1 No Other Amendments
     Except for the amendments expressly set forth in this Second Amendment, the Credit Agreement and each of the other Documents shall remain unchanged and in full force and effect and this Second Amendment shall be limited precisely as drafted and shall not be construed as an amendment of any other terms or provisions of the Credit Agreement.
8.2 Reservation of Rights and Remedies
     The Administrative Agent and each Lender reserves all of its rights to exercise any or all of its rights and remedies at any time and from time to time in connection with any and all Defaults or Events of Default now existing or hereafter arising, whether known or unknown, under the Credit Agreement or any other Document.
8.3 Severability
     Wherever possible, each provision of this Second Amendment shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Second Amendment shall be prohibited by or invalid under any Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Amendment.
8.4 Parties
     This Second Amendment shall enure to the benefit of and be binding on the parties hereto, their respective successors and any permitted assignees in accordance with the Credit Agreement.
8.5 Further Assurances
     Each of the Borrowers shall from time to time promptly, upon the request of the Administrative Agent, take such action, and execute and deliver such further documents as may be reasonably necessary or appropriate to give effect to the provisions and intent of this Second Amendment.
8.6 Document
     For greater certainty, this Second Amendment constitutes a Document.

8.7 Governing Law
     This Second Amendment is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.
8.8 Submission to Jurisdiction
     Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.
8.9 Counterparts
     This Second Amendment may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.
[SIGNATURE PAGES TO FOLLOW]

The parties have executed this Second Amendment.

BORROWERS:

4411986 Canada Inc.		4411986 CANADA INC.
c/o Quebecor Media Inc.
612, St Jacques Street
Montreal, Quebec		By:	/s/ Jean-François Pruneau
H3C 4M8			Name:	Jean-François Pruneau
			Title:	Treasurer

Attention:	VP Legal Affairs
Phone:	(514) 954-0101
Facsimile:	(514) 985-8834

Osprey Media Publishing Inc.		OSPREY MEDI PUBLISHING INC.
c/o Quebecor Media Inc.
612, St Jacques Street
Montreal, Quebec		By:	/s/ Jean-François Pruneau
H3C 4M8			Name:	Jean-François Pruneau
			Title:	Treasurer

Attention:	VP Legal Affairs
Phone:	(514) 954-0101
Facsimile:	(514) 985-8834

ADMINISTRATIVE AGENT:		THE BANK OF NOVA SCOTIA

The Bank of Nova Scotia
P.O. Box 4085, Station A
40 King Street West		By:	/s/ Yanzhi Chen
Scotia Plaza, 62nd Floor			Name:	Yanzhi Chen
Toronto, Ontario M5W 2X6			Title:	Director

Attention:	Director, Corporate Banking,	By:	/s/ Janet Qi
	Loan Syndications		Name:	Janet Qi
Telephone:	(416) 866-7826		Title:	Director
Facsimile:	(416) 866-7826